As filed with the Securities and Exchange Commission on July 25, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S–8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SYNCHRONY FINANCIAL

(Exact name of registrant as specified in its charter)

Delaware	51-0483352
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 Long Ridge Road Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Synchrony Financial Amended and Restated 2014 Long-Term Incentive Plan

(Full Title of Plan)

Jonathan S. Mothner, Esq.

Executive Vice President, General Counsel and Secretary

Synchrony Financial

777 Long Ridge Road

Stamford, Connecticut 06902

(Name and address of agent for service)

(203) 585-2400

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	46,000,000	$35.37	$1,627,020,000.00	$197,194.82

(1)

This Registration Statement on Form S-8 (the “Registration Statement”) registers an additional 46,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of Synchrony Financial, a Delaware corporation (the “Registrant”) issuable pursuant to the Synchrony Financial 2014 Long-Term Incentive Plan (as amended and restated effective May 18, 2017) (the “Plan”). Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement also registers any additional securities to be offered or issued in connection with stock splits, stock dividends, recapitalizations or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices of our common stock reported in the consolidated reporting system on July 22, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) of Synchrony Financial, a Delaware corporation (the “Registrant”) is being filed pursuant to General Instruction E of Form S-8 in connection with the registration of an additional 46,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) of the Registrant for issuance under the Synchrony Financial 2014 Long-Term Incentive Plan (as amended and restated effective May 18, 2017) (the “Plan”). The amendment and restatement of the Plan increased the number of shares of Common Stock authorized for issuance under the Plan from 16,605,417 shares to 62,605,217 shares (an increase of 46,000,000 shares).

Except as set forth below, the contents of the Registrant’s prior registration statement on Form S-8 related to the Plan (File No. 333-197801) filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2014 is hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(a)

Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February  15, 2019 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2019 that are incorporated by reference into Part III of such Annual Report on Form 10-K);

(b)

all other reports filed* by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the annual report on Form 10-K referred to in (a) above, including the Registrant’s (i) Current Reports on Form 8-K dated February 4, 2019 (that included Items 5.02 and 9.01); March 19, 2019; May  3, 2019; May 30, 2019; and July  25, 2019; and (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on April 25, 2019; and

(c)

the description of the Registrant’s Common Stock in the Registrant’s Registration Statement on Form 8-A filed on July 22, 2014 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

*	Any report (or portion thereof) “furnished” on Form 8-K shall not be incorporated by reference.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, on or after the date of this Registration Statement prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the SEC. Unless expressly incorporated into this Registration Statement, a report (or portion thereof) furnished on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated by reference herein or any document which constitutes part of the prospectus relating to the Plan meeting the requirements of Section 10(a) of the Securities Act) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits.

The exhibits filed as part of this Registration Statement are listed on the Exhibit Index below, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Synchrony Financial (incorporated by reference to Exhibit 3.2 of Amendment No. 5 to Form S-1 Registration Statement filed by Synchrony Financial on July 18, 2014 (No. 333-194528))

4.2	Amended and Restated Bylaws of Synchrony Financial, as currently in effect (incorporated by reference to Exhibit 3.1 of Form 8-K filed by Synchrony Financial on November 1, 2016)

5.1*	Opinion of Weil, Gotshal & Manges LLP

23.1*	Consent of KPMG LLP

23.2*	Consent of Weil, Gotshal & Manges LLP (included in its opinion filed as Exhibit 5.1 hereto)

24.1*	Power of Attorney (included on signature page to this Registration Statement)

99.1	Synchrony Financial Amended and Restated 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 10-Q filed by Synchrony Financial on July 28, 2017)

99.2	Amended and Restated form of agreement for awards of Restricted Stock Units and Non-Qualified Stock options under Synchrony 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Form 10-Q filed by Synchrony Financial on April 26, 2018)

99.3	Amended and Restated form of agreement for awards of Performance Share Units under Synchrony 2014 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to Form 10-Q filed by Synchrony Financial on April 26, 2018)

99.4	Form of agreement for awards of Restricted Stock Units under Synchrony 2014 Long-Term Incentive Plan to directors of Synchrony Financial (incorporated by reference to Exhibit 10.3 to Form 10-Q filed by Synchrony Financial on April 26, 2018)

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on July 25, 2019.

SYNCHRONY FINANCIAL (Registrant)

By:	/s/ Margaret M. Keane
Name:	Margaret M. Keane
Title:	Director and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Brian D. Doubles, Jonathan S. Mothner and Danielle Do, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute for him or her and in his or her name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and any other documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Margaret M. Keane Margaret M. Keane Director and Chief Executive Officer	Principal Executive Officer Director	July 25, 2019

/s/ Brian J. Wenzel, Sr. Brian J. Wenzel, Sr. Executive Vice President and Chief Financial Officer	Principal Financial Officer	July 25, 2019

/s/ David P. Melito David P. Melito Senior Vice President and Controller	Principal Accounting Officer	July 25, 2019

/s/ Fernando G. Aguirre Fernando G. Aguirre	Director	July 25, 2019

[Signature Page to Form S-8]

Signature	Title	Date

/s/ Paget L. Alves Paget L. Alves	Director	July 25, 2019

/s/ Arthur W. Coviello, Jr. Arthur W. Coviello, Jr.	Director	July 25, 2019

/s/ William W. Graylin William W. Graylin	Director	July 25, 2019

/s/ Roy A. Guthrie Roy A. Guthrie	Director	July 25, 2019

/s/ Richard C. Hartnack Richard C. Hartnack	Director	July 25, 2019

/s/ Jeffrey G. Naylor Jeffrey G. Naylor	Director	July 25, 2019

/S/ Laurel J. Richie Laurel J. Richie	Director	July 25, 2019

/s/ Olympia J. Snowe Olympia J. Snowe	Director	July 25, 2019

/s/ Ellen M. Zane Ellen M. Zane	Director	July 25, 2019

[Signature Page to Form S-8]